UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):            September 13, 2007

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard
Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Retirement of Principal Accounting Officer

On September 13, 2007, Victor L. Prechtl, the Company’s Vice President and Controller, notified the Company of his intention to retire from his position, effective March 6, 2008.

(c)           Appointment of Principal Accounting Officer

On September 14, 2007, the Company announced that Mr. Gary G. Smalley will become the Company’s Vice President and Controller, effective upon Mr. Prechtl’s retirement.  Mr. Smalley, age 48, is currently the Vice President of Internal Audit for the Company and will continue in that position until March 6, 2008.  Mr. Smalley has been the Vice President of Internal Audit since September 2002.  Prior to that, he served as the Executive Director of Internal Audit from March 2002 until September 2002.  Prior to that, he served in a number of financial management roles, including Controller of South Latin America in Santiago, Chile, and Controller of Australia in Melbourne, Australia.  Mr. Smalley joined the Company in 1991.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 18, 2007	Fluor Corporation

By:	/s/ Lawrence N. Fisher
Lawrence N. Fisher
Chief Legal Officer and Secretary